Exhibit 10.2
Senior Executive Annual Incentive Compensation Plan
Fiscal 2016
Plan Overview
Awards under this Senior Executive Annual Incentive Compensation Plan ("Annual Plan") are granted under and governed by the terms and conditions of the Vera Bradley, Inc. 2010 Equity and Incentive Plan (the “2010 Plan”), as amended. Any term capitalized herein but not defined will have the meaning set forth in the 2010 Plan.
This Annual Plan is designed to give each eligible Participant (as defined in the attached Administrative Guidelines) an opportunity to share in the Company's success for the fiscal year ending January 30, 2016 (the "Performance Period"). The incentive opportunity for the Performance Period is based on a percentage of each Participant's Base Salary (as defined herein) and will be earned based on three to four independent performance measures as more fully described herein (collectively, the “FY16 Performance Measures”).
Calculation of Incentive Opportunity
The target incentive opportunity for each Participant is determined based on a percentage of each Participant's Base Salary (as defined below) based upon the Participant’s level.

	Incentive Opportunity (Percent of Base Salary)
Participant Level	Threshold	Target	Excellence
EVP	25%	50%	87.5%
SVP/VP2	22.5%	40%	65%

"Base Salary" is defined as the Participant's gross base salary (before taxes and deductions) paid by the Company to the Participant during the Performance Period.
Each Participant will have the opportunity to earn the incentive set forth above based on the level of achievement against the FY16 Performance Measures.
The applicability and weighting of the FY16 Performance Measures relative to the total incentive opportunity is also based upon the Participant’s level:

	FY16 PERFORMANCE MEASURES
	Corporate Performance		Corporate Strategic Objective Performance	Corporate Objective Performance	Individual Personal Financial Objectives	Individual Performance Evaluation
Participant Level	Net Revenue	Operating Income
EVP	25%	25%	25%	0%	25%	0%
SVP/VP2	12.5%	12.5%	0%	25%	25%	25%

Corporate Performance
Payouts for Corporate Performance are based on meeting two independent financial metrics, net revenue and operating income. Each financial metric is weighted at 50% of the Corporate Performance goal. Assuming at least threshold levels of performance against the Corporate Performance goals are met during the Performance Period, the actual payout levels will range from 25%-200% of target. The actual amount of the Corporate Performance goals is considered to be confidential information and so is not included in this document, but can be obtained from Human Resources.

Net Revenue Performance Level	Payout as a Percentage of the Portion of Incentive Tied to Corporate Performance*
Threshold	25%
Target	100%
Excellence	200%

Operating Income Performance Level	Payout as a Percentage of the Portion of Incentive Tied to Corporate Performance
Threshold	25%
Target	100%
Excellence	200%

* Payout levels are determined using linear interpolation for results falling between the three performance levels.

Corporate Strategic Objective Performance
Payouts for performance against the Corporate Strategic Objectives will be based on performance against the following objectives:

•	Effective Marketing Program

•	Drive Product Innovation

•	Grow Department Store Distribution

•	MFO at a specified percentage of factory volume

•	IT web and SAP projects on time and budget

•	Meeting restructuring expense savings goals

Corporate Strategic objective performance payout is based on results as determined by the Board of Directors. Assuming threshold levels are met, the actual payout levels range from 0%-150% of target based on the schedule below.

Incentive Rating	Strategic Objectives Payout
Significantly Exceeded	150%
Exceeded	125%
Met All Expectations	100%
Met Most Expectations	75%
Did Not Meet Expectations	0%

Corporate Objectives
Payouts for performance against the Corporate Objectives will be based on performance against the following objectives:

•	Successful marketing plan implementation

•	Increase the relevance of our product

•	Inventory management and assortment

•	Go-to-market alignment across channels

•	Team engagement and retention

•	Expense management

Each of these Corporate Objectives are considered confidential and should not be shared outside of the Company. The Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) shall determine the level of performance achieved against the Corporate Objectives in its sole discretion.

Payout levels for achievement of the Corporate Objectives range from 0%-150% of that portion of incentive tied to Corporate Objectives.

Performance Against Corporate Objectives	Payout
Significantly Exceeded	150%
Exceeded	125%
Met All Expectations	100%
Met Most Expectations	75%
Did Not Meet Expectations	0%

Individual Financial Goals
Payouts for performance against the Individual Financial Goals will be based on a Participant’s overall achievement of personal financial objectives, as determined by the Participant’s supervisor. Payout levels for achievement of the Individual Financial Goals range from 0%-150% of that portion of incentive tied to the Individual Financial Goals.

Performance Against Individual Financial Goals	Payout
Significantly Exceeded	150%
Exceeded	125%
Met All Expectations	100%
Met Most Expectations	75%
Did Not Meet Expectations	0%

Individual Performance
Payouts for Individual Performance will be based on each Participant's overall annual performance score during the Performance Period. Payout levels for achievement of Individual Performance targets range from 0%-150% of that portion of incentive tied to Individual Performance

Incentive Rating	Score	Payout
Outstanding	4.4-5.0	150%
Exceeding Expectations	3.7-4.3	125%
Meeting All Expectations	3.0-3.6	100%
Meeting Some Expectations	2.5-2.9	50%
Not Meeting Expectations/Too New	0-2.4	0%

Administrative Guidelines - Provide additional information regarding how the plan will be administered.

1.
The CEO direct reports at a level of Vice President, Senior Vice President and Executive Vice President are eligible to participate in this annual plan, except participants in any other annual incentive compensation plan, which shall be determined by the Compensation Committee, in the Committee’s sole discretion.

2.	Participation in this Annual Plan neither gives any employee the right to be retained as an employee nor limits the Company's right to discharge or discipline any employee.

3.	Final payout of any bonus under this Plan is subject to the final approval of the Chief Financial Officer and Vice President, Human Resources.

4.
Certification of Results. Before any Awards under the Annual Plan are deemed earned with respect to a Performance Period, the Compensation Committee shall certify, in accordance with Section 9.5 of the 2010 Plan, in writing (i) that the performance goals have been met for the Performance Period, and (ii) the calculation of "Operating Income" and "Net Revenue" for the Performance Period.

a.
Definition of "Operating Income". For purposes of this Annual Plan, the term "Operating Income" means, with respect to the Performance Period related to any Awards, the Company's consolidated operating income, as determined in accordance with U.S. GAAP, adjusted to exclude the effects, as shown on the financial statements furnished as part of Form 8-K (announcing the Company's fiscal year-end financial results) for any fiscal year of the Company ending with or within the Performance Period, of (i) any acquisition during the Performance Period, including the amortization expense of intangible assets acquired during the Performance Period, (ii) material charges or income arising from litigation, (iii) corporate restructuring, asset impairment, or other special charges, and (iv) cumulative effect of changes to U.S. GAAP accounting.

b.
Definition of "Net Revenue". For purposes of this Annual Plan, the term "Net Revenue" means, with respect to the Performance Period related to any Awards, the Company's consolidated net revenue, as determined in accordance with U.S. GAAP.

5.	All Participants will receive an award that is prorated based on Base Salary earned during the Performance Period.

6.	In the event that a Participant joins the Company at any time during the final three fiscal months of the Performance Period, such participant will not be eligible to participate in this Plan.

7.	All goal attainment calculations will follow normal rounding guidelines (i.e., 93.1% to 93.49% = 93%; 93.5% to 93.9% = 94%).

8.
Payments under the Annual Plan will be paid in cash after the end of the Company's fiscal tax year but no later than the 15th day of the third month following the Company's fiscal tax year on which the annual incentives under this Annual Plan are based.

9.
The Company shall have the power and the right to deduct or withhold an amount sufficient to satisfy federal, state, and local taxes (including FICA obligations), domestic or foreign, and other deductions required to be withheld by law with respect to this Award.

10.	Record keeping and computation required by this Annual Plan will be subject to review by third-party auditors, and by the Compensation Committee.

11.
Interpretations, determinations, and actions regarding plan administration shall be made by the Compensation Committee. Any such determinations and any interpretation, rule, or decision under the Annual Plan or in carrying out or administering the Annual Plan, is final and binding for all purposes and upon all interested persons, their heirs, and personal representatives. The Company or its designee may rely conclusively on determinations made by the Company and its auditors to determine related information for purposes of administration of the Annual Plan, whether such information is determined by the Company, its auditors, or a third-party vendor engaged to provide such information to the Company.

12.	While it is the intent of the Company to continue this Annual Plan as stated herein, the Company reserves the right to amend or discontinue the plan at any time in its sole discretion.

13.
No Participant can assign, encumber or transfer any of his or her rights and interests under the Award described in this document, except, in the event of his or her death, by will or the laws of descent and distribution.

14.
The rights granted under this document are in all respects subject to the provisions of the 2010 Plan to the same extent and with the same effect as if they were set forth fully therein. If the terms of this document or the Award conflict with the terms of the 2010 Plan, the 2010 Plan will control.